UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2018

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders

On September 21, 2018 JPMorgan Chase & Co. (the “Company”) issued 169,625 shares (the “Shares”) of the Company’s 5.75% Non-Cumulative Preferred Stock, Series DD, par value of $1.00 per share and with a liquidation preference of $10,000 per share (the “Series DD Preferred Stock”), which Shares were deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing 67,850,000 depositary shares (the “Depositary Shares”), each representing 1/400th of a Share, issued by Computershare Inc, as depositary.

Under the terms of the Series DD Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series DD Preferred Stock, will be subject to restrictions in the event that the Company does not declare dividends on the Series DD Preferred Stock for the most recently completed dividend period or, in the case of any such liquidation payment, does not pay to holders of the Series DD Preferred Stock liquidation distributions of $10,000 per Share, plus any declared and unpaid dividends. The terms of the Series DD Preferred Stock are more fully described in the Certificate of Designations, Powers, Preferences and Rights relating thereto (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series DD Preferred Stock. Copies of the Certificate of Designations and the form of certificate representing the Series DD Preferred Stock are included as Exhibit 3.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated September 21, 2018, among the Company, Computershare Inc, as depositary, and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”) and the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2018, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series DD Preferred Stock. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On September 21, 2018, the Company completed the issuance and sale of 169,625 Shares, which Shares were deposited against delivery of Depositary Receipts evidencing 67,850,000 Depositary Shares, pursuant to an Underwriting Agreement, dated September 17, 2018, among the Company, J.P. Morgan Securities LLC and the other several underwriters named therein. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209681). In connection with this offering, the legal opinion as to the legality of the Depositary Shares and the Series DD Preferred Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designations, Powers, Preferences and Rights of JPMorgan Chase & Co., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the 5.75% Non-Cumulative Preferred Stock, Series DD, filed September 20, 2018

4.1	Form of certificate representing the Series DD Preferred Stock

4.2	Deposit Agreement, dated September 21, 2018, among JPMorgan Chase & Co., Computershare Inc, as depositary, and the holders from time to time of Depositary Receipts

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the 5.75% Non-Cumulative Preferred Stock, Series DD and the Depositary Shares

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Jordan A. Costa
Jordan A. Costa
Managing Director

Dated: September 21, 2018

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